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                                   EXHIBIT 21
                         SUBSIDIARIES OF THE REGISTRANT


                                          Percentage         State
Subsidiaries                                 Owned     of Incorporation
------------                              ----------   ----------------

Sandy Spring National Bank of Maryland        100%      United States

Sandy Spring Insurance Corporation (1)        100%      Maryland

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(1)       Second-tier subsidiary, 100% owned by Sandy Spring National Bank of
Maryland.